Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-46459 on Form S-8 of our report dated June 26, 2023, appearing in this Annual Report on Form 11-K of the NOV Inc. 401(k) Plan for the year ended December 31, 2022.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas
June 26, 2023